As filed with the Securities and Exchange Commission on July 20, 2000
                                                     Registration No. 333-41284
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                                                                Gentiva Trust II
          Gentiva Health Services, Inc.                                         Gentiva Trust III
           (Exact name of registrant as                                         Gentiva Trust IV
            specified in its charter)                             (Exact name of registrant as specified in its
                                                                                Trust Agreement)

                     Delaware                                                       Delaware
 (State or other jurisdiction of incorporation or                 (State or other jurisdiction of incorporation
           organization of registrant)                                 or organization of each registrant)

                       8082                                                           8082
 (Primary Standard Industrial Classification Code                  (Primary Standard Industrial Classification
                     Number)                                                      Code Number)

                   36-433-5801                                                 Each to be applied for
     (I.R.S. Employer Identification Number)                          (I.R.S. Employer Identification No.)

          Gentiva Health Services, Inc.                                 c/o Gentiva Health Services, Inc.
         175 Broad Hollow Road                                            175 Broad Hollow Road
        Melville, New York  11747-8905                                   Melville, New York  11747-8905
              (631) 844-7800                                                     (631) 844-7800
   (Address, including Zip Code, and Telephone                     (Address, including Zip Code, and Telephone
   Number, including Area Code, of Registrant's                   Number, including Area Code, of Registrant's
           Principal Executive Offices)                                   Principal Executive Offices)

                              Patricia C. Ma, Esq.
                          Gentiva Health Services, Inc.
                              175 Broad Hollow Road
                          Melville, New York 11747-8905
                                 (631) 844-7800
       (Name, Address, including Zip Code, and Telephone Number, including
                        Area Code, of Agent for Service)
                                 with a copy to:
                              Kenneth W. Orce, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective resignation statement for the same offering. [ ] ___________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================

                                                                                          Proposed maximum
                         Title of each class                           Amount to be       aggregate offering     Amount of
                   of securities to be registered                  registered(1)(2)(3)         price(4)      registration fee

-----------------------------------------------------------------------------------------------------------------------------
    Securities of Gentiva Health Services, Inc.
       Common Stock............................................
       Common Stock Warrants(5)................................
       Preferred Stock.........................................
       Depositary Shares related to Preferred Stock............
       Debt Securities.........................................
       Debt Securities Warrants................................
       Preferred Trust Securities Guaranties(6)(7).............
    Preferred Trust Securities of Gentiva Trust II(7)..........
    Preferred Trust Securities of Gentiva Trust III(7).........
    Preferred Trust Securities of Gentiva Trust IV(7)..........
    Total......................................................        $150,000,000             100%             (8)
=============================================================================================================================

(1) There are being registered hereunder such presently indeterminate number of shares of Common Stock into which certain series of the securities may be converted.

(2) In U.S. dollars or the equivalent in foreign currency or foreign currency units. If any Debt Securities are issued at a discount, such greater amount as shall result in an aggregate initial offering price of not more than $150,000,000.

(3) This Registration Statement also pertains to Rights to purchase Series A Participating Preferred Stock of Gentiva Health Services, Inc. The Rights are attached to and to be issued with each share of Common Stock. Until the occurrence of certain prescribed events the Rights are not exercisable. The Rights are evidenced by the certificates of Common Stock and will be transferred along with and only with the Common Stock. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to anti-dilution provisions.

(4) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.

(5) There are being registered hereunder an indeterminate number of shares of Common Stock for which Common Stock Warrants may be exercised.

(6) Gentiva Health Services, Inc. is also registering under this Registration Statement all other obligations that it may have with respect to the Preferred Trust Securities issued by Gentiva Trust II, III and IV. No separate consideration will be received for any guaranty be Gentive Health Services, Inc. or any other such obligations.

(7) Includes Preferred Trust Securities which may be offered as part of Units of Preferred Trust Securities and other Securities registered hereunder.

(8)  Previously paid.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is nto permitted.

                   SUBJECT TO COMPLETION, DATED JULY 20, 2000

                                  $150,000,000

                          GENTIVA HEALTH SERVICES, INC.
                                  Common Stock
                                 Preferred Stock
                  Depositary Shares related to Preferred Stock
                                 Debt Securities
                    Common Stock and Debt Securities Warrants
                                       and
                      Preferred Trust Securities Guaranties
                                       of

                                GENTIVA TRUST II
                                GENTIVA TRUST III
                                GENTIVA TRUST IV
                    Preferred Trust Securities Guaranteed by
                          Gentiva Health Services, Inc.

     We may offer, from time to time, in one or more series:

     o    shares of our common stock,

     o    shares of our preferred stock,

     o    shares of our preferred stock represented by depositary shares,

     o    unsecured senior debt securities,

     o    unsecured senior subordinated debt securities,

     o    unsecured junior subordinated debt securities,

     o    warrants to purchase shares of our common stock,

     o    warrants to purchase debt securities, and

     o our guaranties of preferred trust securities of Gentiva Trust II, Gentiva Trust III and Gentiva Trust IV, to the extent described below.

     Gentiva Trust II, Gentiva Trust III and Gentiva Trust IV may offer, from time to time, preferred trust securities. We will own all of the common securities of each of the trusts. The trusts exist solely for the purpose of issuing preferred trust securities and investing the proceeds therefrom in our junior subordinated debt securities. We expect to guarantee distributions and liquidation payments on the preferred trust securities. However, any preferred trust securities guaranty will only apply to the extent that the trust issuing the preferred securities has funds available to make payments with respect to the preferred trust securities.

     The securities:

     o    will have a maximum aggregate offering price of $150,000,000,

     o will be offered at prices and on terms to be set forth in one or more prospectus supplements,

     o may be denominated in U.S. dollars or in other currencies or currency units,

     o    may be offered separately or together, or in separate series, and

     o may be listed on a national securities exchange, if specified in the applicable prospectus supplement.

     Investing in these securities involves risks. See "Risk Factors" beginning on page 4 of this prospectus and in any accompanying prospectus supplement.

                                   -----------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                                   -----------

     The securities may be sold from time to time directly, through agents or through underwriters and/or dealers. If any agent of the issuers or any underwriter is involved in the sale of the securities, the name of such agent or underwriter and any applicable commission or discount will be set forth in the accompanying prospectus supplement.

                                   -----------

 This prospectus may not be used unless accompanied by a prospectus supplement.

                                   -----------

                 The date of this prospectus is July 20, 2000.

                                TABLE OF CONTENTS

                                                                            Page

Where You Can Find More Information...........................................1
Incorporation of Certain Documents by Reference...............................1
Forward-Looking Statements and Cautionary Factors.............................2
The Company...................................................................3
The Trusts....................................................................3
Risk Factors..................................................................4
Use of Proceeds..............................................................16
Ratio of Earnings to Fixed Charges...........................................16
Description of Capital Stock.................................................16
Description of Common Stock..................................................16
Description of Preferred Stock...............................................21
Description of Depositary Shares Related to Preferred Stock..................27
Description of Debt Securities...............................................30
Description of Securities Warrants...........................................37
Description of Preferred Trust Securities....................................39
Description of Preferred Trust Securities Guaranties.........................40
Description of Junior Subordinated Debt Securities...........................42
Relationship Among the Preferred Trust Securities, the Junior
  Subordinated Debt Securities and the Preferred Trust
  Securities Guaranties......................................................45
Plan of Distribution.........................................................47
Legal Matters................................................................47
Experts......................................................................48

                       WHERE YOU CAN FIND MORE INFORMATION

     We and the trusts have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities that may be offered. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, parts of which are omitted in accordance with the rules and regulations of the Commission. For more information about us, the trusts and the securities, you should see the registration statement and its exhibits and schedules. Any statement made in this prospectus concerning the provisions of documents is a summary and you should refer to the copy of that document filed as an exhibit to the registration statement with the Commission.

     We file annual, quarterly and special reports, proxy statements and other information with the Commission. The registration statement and its exhibits, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at the following locations at prescribed rates:

        Judiciary Plaza                     Seven World Trade Center
          Room 10024                               Suite 1300
    450 Fifth Street, N. W.                 New York, New York 10048
    Washington, D.C. 20549

     The Commission also maintains an Internet Web Site at http://www.sec.gov that contains reports and other information. Our common stock is quoted on The Nasdaq Stock Market's National Market under the symbol "GTIV" and reports, proxy statements and other information concerning our company can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

     We have not filed separate financial statements of the trusts. We will own all of the common securities of the trusts and the trusts have no operating history or independent operations. In addition, following the issuance of preferred trust securities, the issuing trust will not engage in any activity other than holding as trust assets our junior subordinated debt securities and limited activities related to the preferred trust securities. In connection with any issuance of preferred trust securities, we will, through one or more preferred trust securities guaranties or other agreements, irrevocably and unconditionally guarantee payments on the preferred trust securities. For these reasons, we do not think that the financial statements of any of the trusts would be material to prospective purchasers of the preferred trust securities.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We are incorporating by reference into this prospectus our Annual Report on Form 10-K for the fiscal year ended January 2, 2000 and our Form 10-Q for the quarter ended April 2, 2000.

     All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act: (1) subsequent to the initial filing of this prospectus and prior to the date it is declared effective and (2) subsequent to the date of this prospectus and prior to the termination of this offering are incorporated by reference and become a part of this prospectus from their date of filing. Any statement contained in this prospectus or in a document incorporated by reference is modified or superseded for purposes of this prospectus to the extent that a statement contained in any such subsequent document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     On request, the issuers will provide anyone who receives a copy of this prospectus with a copy of any or all of the documents incorporated by reference in this prospectus, but not delivered with this prospectus, at no cost to the requester. Written or telephone requests for such copies should be directed to our General Counsel at our principal office: Gentiva Health Services, Inc., 175 Broad Hollow Road, Melville, New York 11747-8905, telephone (631) 844-7800.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

     This prospectus and any prospectus supplement (including the documents incorporated herein or therein by reference) may include forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in such forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "project," "objective" and similar expressions are intended to identify forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with such statements, factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements include factors described under the caption "Risk Factors" and similar cautionary captions below and in the documents incorporated herein by reference.

                                   THE COMPANY

     We became an independent, publicly owned company on March 15, 2000, as a result of the issuance of all of our common stock to the stockholders of ADO Staffing, Inc. (formerly known as Olsten Corporation), our former parent corporation. We refer to that transaction as the "split-off". Prior to the split-off, all of the assets and liabilities of the health services business of Olsten were transferred to our company pursuant to a separation agreement and other agreements between Olsten, Adecco SA and us. We were incorporated in the state of Delaware on August 6, 1999.

     We offer services in the United States and Canada through three business lines, which are (1) specialty pharmaceutical services, (2) home care nursing services, and (3) staffing services. Through our three business lines we offer a broad range of services, including;

     o    treatments for patients with chronic diseases;

     o intravenous and oral administration of drugs, nutrients and other solutions;

     o    skilled nursing care;

     o    pediatric/maternal care programs;

     o    rehabilitation and other therapies;

     o    disease management programs;

     o    home health aide care assistance with personal care; and

     o    institutional, occupational and alternate site staffing.

     Through our network of 38 pharmacies located throughout the United States, including two national distribution centers, we offer comprehensive infusion therapy solutions. In addition, through our four intake and claims processing centers, we provide network services, including care management and coordination of managed care customers who desire a single source for centralized intake and billing, claims adjudication, quality assurance and data reporting and analysis.

     We also assist drug companies with clinical trials of new drug therapies awaiting U.S. Food and Drug Administration approval and in distributing new products and meeting special distribution requirements. We perform logistical and handling functions such as pharmacy mail-order services and provide clinical support, reimbursement management and data management services.

     Our principal executive office is located at 175 Broad Hollow Road, Melville, New York 11747-8905, and the telephone number at that address is (631) 844-7800.

                                   THE TRUSTS

     Each trust is a statutory business trust created under Delaware law for the exclusive purpose of issuing and selling its preferred trust securities and using the proceeds to acquire junior subordinated debt securities which we issue. Each trust will be governed by a trust agreement. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. We will own all of the common securities of each trust.

     Each trust's business affairs will be conducted by its trustees, which shall be appointed by us as the holder of the trust's common securities. The trustees will include three of our officers as administrative trustees, and, unless and until a successor is appointed, Wilmington Trust Company as property trustee, and Wilmington Trust Company as Delaware trustee. The property trustee of each trust will act as the indenture trustee with respect to that trust for purposes of compliance with the provisions of the Trust Indenture Act.

     We will pay all fees and expenses related to each trust and the offering of preferred trust securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each trust.

     The principal place of business of each trust shall be c/o Gentiva Health Services, Inc., 175 Broad Hollow Road, Melville, New York 11747-8905, telephone
(631) 844-7800.

     You should see the prospectus supplement relating to the preferred trust securities of a trust for further information concerning that trust.

                                  RISK FACTORS

     In addition to the other information in this prospectus, you should carefully consider the following risk factors with respect to our business, together with any risks described in an accompanying prospectus supplement.

We have a limited history as a stand-alone company

     Until March 2000, we were a wholly-owned subsidiary of Olsten. As an independent, publicly owned company, we continue to face new issues and challenges that we did not experience when we were part of Olsten. If we are unable to resolve any issues or overcome any challenges, our results of operations and financial position may be adversely affected. Examples of potential issues include:

     o challenges in developing and promoting new name recognition and inability to rely on the Olsten name, long term financial strength and goodwill;

     o lack of financial support from a parent company and inability to rely on Olsten for liquidity, capital requirements and administrative services; and

     o greater difficulty in obtaining additional financing on terms satisfactory to us, if needed.

We have not fully established the corporate infrastructure that is required for a stand-alone company

     We continue to work to establish the departments and services necessary to conduct our business as an independent, publicly owned company. We may or may not be able to do so in an efficient and timely manner and on favorable terms. Olsten has agreed to provide to us tax, legal, procurement and other services on a cost basis for up to one year after the split-off. We are, however, in the process of establishing our company as a stand-alone entity and we may not rely on Olsten other than for these limited transitional services. In establishing these departments and services we may face issues and challenges, including:

     o increased costs of hiring and retaining employees in departments previously shared by all the businesses of Olsten, including the legal, risk management, tax, treasury, human resources and public relations departments; and

     o generally increased overhead and administrative costs as a result of establishing a stand-alone company.

     If we are unable to establish the required departments and services in a timely or cost effective manner, it could adversely affect our operations.

Our historical financial information may not be representative of our results as a separate company

     Our historical financial information for periods prior to April 2, 2000 may not reflect what our results of operations, financial position and cash flows would have been had we been a separate, stand-alone company during the periods presented. This information may not reflect what our results of operations, financial position and cash flows will be in the future. This is not only related to the various risks associated with the fact that we have not been a stand-alone company for those periods, but also because:

     o various adjustments and allocations were made to the historical financial statements for periods prior to April 2, 2000 because we were not accounted for as a separate, stand-alone business until the split-off;

     o the historical information for periods prior to April 2, 2000 does not reflect many significant changes that will occur in our financial condition, capital structure and operations as a result of our separation from Olsten; and

     o the historical information for periods prior to April 2, 2000 does not reflect the indebtedness under our credit facility in March 2000 and the costs associated with borrowing under that facility.

     We cannot assure you that the adjustments and allocations we made in preparing our historical financial statements appropriately reflect our operations during the periods presented as if we had operated as a stand-alone company, nor can we predict what the actual effect of our separation from Olsten will be in the future.

The change of some personnel in our company may have an adverse effect on our success

     In connection with the split-off, in March 2000, some of the personnel of Olsten resigned from Olsten and became our initial employees, while some of our employees left our company. In particular, Robert A. Fusco, the past president of Olsten's health services business, did not continue with us. In addition, some Olsten personnel who have provided services to us as Olsten employees in Olsten's treasury, legal, human resources and risk management departments in the past did not become a part of our company. We cannot assure you that the transition of personnel from Olsten's other businesses to our company, the employment of personnel in some departments, the loss of our former president or the loss of other personnel will not disrupt, at least temporarily, the operations of our business. Any disruption in our business could have a material adverse effect on our results of operations. We cannot predict with certainty the financial impact any potential disruption might have on our business.

We will only be permitted to use Olsten's intellectual property for a limited time

     We have a non-exclusive, royalty-free license for several Olsten logos and names that expires March 15, 2001. The Olsten logo and name have been important to our marketing activities in the past. We are devoting substantial resources to building recognition of our new name prior to the expiration of our license with Olsten. We have already spent $1.5 million and estimate that we will spend an additional $5.0 million in connection with the continued development of name recognition, including public relations efforts. Prior to March 2000, many of our patients, payors and others we do business with were familiar with us only as an Olsten entity. We may lose some of these business relationships as a result of not being associated with the Olsten name and company. Although we cannot quantify the effect that a name change will have on our ability to retain and attract patients and others with whom we do business, the loss of a significant number of patients could have a material adverse effect on our business.

We are obligated to indemnify Olsten and others for liabilities which could require us to pay Olsten amounts that we may not have

     The separation agreement and related agreements in connection with the split-off provide that we will indemnify Olsten and other related persons for liabilities related to our business, statements in the prospectus and the proxy statement/prospectus prepared in connection with the split-off about our business and breaches of our obligations under the separation agreement. We are also required to indemnify Olsten for other matters, including the government investigations and litigations described below under the headings "We have been subject to government investigations and have entered into agreements with the government" and "We are involved in various litigations".

     In addition, under our tax sharing agreement with Olsten and Adecco, we will indemnify Olsten (1) for any incremental income taxes imposed on Olsten as a result of the split-off, unless these taxes result from specified actions taken by Olsten, and (2) if Olsten is denied refunds attributable to the carry-back of net operating losses of ours and our subsidiaries.

     We are unable to predict the amount, if any, that may be required for us to satisfy our indemnification obligations under the separation agreement and related agreements. We cannot assure you that we will have sufficient funds available to satisfy our potential indemnification obligations or that we will be able to obtain the funds on terms satisfactory to us, if at all. If we are unable to obtain the necessary funds, we may be forced to consider other alternatives, including sales of assets, to raise necessary funds.

Provisions in our organizational documents, Delaware law and our rights agreement could delay or prevent a change in control of our company, which could adversely affect the price of our securities

     Provisions in our organizational documents, Delaware law and our rights agreement could delay or prevent an unsolicited change in control of our company, which could adversely affect the price of our securities. These provisions may also have the effect of making it more difficult for third parties to replace our current management without the consent of our board of directors. These provisions in our certificate of incorporation and bylaws which could delay or prevent an unsolicited change in control of our company include:

     o the classification of our board of directors into three classes, each class serving "staggered" terms of office of three years after the initial terms;

     o limitations on the removal of directors so that they may only be removed for cause;

     o the board of directors' ability to issue shares of preferred stock and determine the terms of the preferred stock without stockholder approval; and

     o prohibition on the right of stockholders to call meetings or act by written consent and limitation on the right of stockholders to present proposals or make nominations at stockholder meetings.

     Delaware law also imposes restrictions on mergers and other business combinations between us and any holder of 15 percent or more of our outstanding common stock. In addition, we have a rights agreement that has the effect of deterring takeovers of our company without the consent of our board of directors. Generally, once a party acquires 10 percent or more of our common stock, the rights agreement may cause that party's ownership interest in our company to be diluted, unless our board of directors consents to the acquisition.

We may have difficulty relocating our headquarters

     Our operations are currently based out of our headquarters and about 400 other locations. Under the separation agreement which governs our split-off from Olsten, we are required to relocate our headquarters by September 15, 2000. While we have entered into a lease for our new headquarters in Melville, New York, any difficulty we may experience in moving to this new location on a timely basis may result in additional incremental costs to us or cause an inability to manage day-to-day operations. Any of these difficulties could have a material adverse effect on our business until we relocate.

We may have difficulty obtaining required financing on satisfactory terms

     We no longer benefit from any financing arrangement with, or cash advances from, Olsten. Although we have a credit facility with a line of credit of up to $150 million, we may have difficulty obtaining other funding, if needed, on terms satisfactory to us, if at all. By October 1, 2000, we will need to refinance $68.6 million of outstanding 4 3/4% convertible subordinated debentures due October 1, 2000 of our subsidiary, Quantum Health Resources, Inc. This amount reflects the retirement of $10 million of debentures in June 2000, the funds for which were obtained pursuant to borrowings under our credit facility. We are evaluating various options, including further use of our credit facility, to repay these debentures. If we are unable to obtain the required funds on terms satisfactory to us, it will have a material adverse effect on our business and financial condition.

We will need to devote cash flow from our operations to meet our debt and other obligations

     As of April 2, 2000, we had approximately $124.1 million of outstanding indebtedness and, as of April 2, 2000, shareholders' equity was approximately $661.6 million. Our indebtedness included $78.6 million of our subsidiary's outstanding 4 3/4% convertible subordinated debentures due October 1, 2000, $20.0 million of 10% convertible trust preferred securities of a trust of which we own all of the common equity which holds our 10% convertible subordinated debentures, and $25.5 million in borrowings under our credit facility. In addition, we had approximately $19 million of standby letters of credit outstanding. As of April 2, 2000 we were able to borrow up to an additional $105.5 million under our credit facility, subject to borrowing base limitations. We may also incur additional other indebtedness in the future. As a result of these obligations, substantial amounts of our cash flow are dedicated to servicing our debt and other obligations and those amounts are not available for use in our working capital or operations. These debt service requirements will increase our vulnerability to adverse economic and industry conditions.

     We cannot assure you that we will generate sufficient cash flow to meet our obligations. If cash flows from operations or availability under our credit facility fall below expectations, we may be forced to delay planned capital expenditures, reduce operating expenses, seek additional financing or consider alternatives designed to enhance liquidity for operations and to refinance the convertible subordinated debentures.

We have been subject to government investigations and have entered into agreements with the government

     Our business has been subject to extensive federal and state governmental investigations regarding, among other things:

     o the preparation of Medicare costs reports, which we refer to as the "cost reports investigation";

     o the relationship between Columbia/HCA Healthcare Corporation and the health services business in connection with the purchase by Columbia/HCA of some home health agencies that were owned by the health services business and subsequently managed under contract by a unit of the health services business, which we refer to as the "Columbia/HCA investigation"; and

     o some of the health care practices of Quantum Health Resources, Inc., including alleged improper billing and fraud against various federally funded medical assistance programs, which largely occurred during the period prior to Olsten's acquisition of Quantum in June 1996, which we refer to as the "Quantum investigation".

     In October 1998, Olsten entered into a final settlement agreement with several government agencies investigating the past practices of Quantum, which we refer to in this prospectus as the "Quantum past practices investigation". The agreement was entered into with the U.S. Department of Justice, the Office of Inspector General of the U.S. Department of Health and Human Services, the U.S. Secretary of Defense (for the CHAMPUS/Tricare program) and the Attorneys General for the States of New York and Oklahoma. Under the settlement, Olsten reimbursed the government about $4.5 million for particular disputed claims under the Medicaid and CHAMPUS programs and entered into a corporate integrity agreement.

     On July 19, 1999, Olsten entered into several written civil and criminal agreements with the U.S. Department of Justice and, as regards the civil agreement, the Office of Inspector General of the U.S. Department of Health and Human Services finalizing the settlement of the civil and criminal aspects of the cost reports investigation and the Columbia/HCA investigation. Under the settlement:

     o Olsten paid on August 11, 1999 the sum of $61 million to the Department of Justice, including approximately $10.1 million in criminal fines and penalties;

     o in connection with the Columbia/HCA investigation, a subsidiary of ours, Kimberly Home Health Care, Inc., then a subsidiary of Olsten, pled guilty in the United States District Courts for the Northern District of Georgia, the Southern District of Florida and the Middle District of Florida to criminal violations of the federal mail fraud, conspiracy and kickback statutes;

     o in connection with the Columbia/HCA investigation, Kimberly Home Health Care, Inc. has been permanently excluded from participation in Medicare, Medicaid and all other federal health care programs as defined in 42 U.S.C.ss. 1320a-7b(f); and

     o in connection with the cost reports investigation and the Columbia/HCA investigation, Olsten signed a corporate integrity agreement with the Office of Inspector General of the U.S. Department of Health and Human Services.

     In early December 1999, Olsten received a document subpoena from the Department of Health and Human Services, Office of Inspector General, Office of Investigations. After preliminary discussions with the Office of Inspector General, we believe the subpoena relates to an investigation of possible overpayments to us by the Medicare program. In early February 2000, we received a document subpoena from the Department of Health and Human Services, Office of Inspector General, Office of Investigations. We believe the subpoena relates to our agencies' cost reporting procedures concerning contracted nursing and home health aide costs. We intend to provide the Office of Inspector General with the requested documents and cooperate fully with its investigations. At this time, we are unable to assess the probable outcome or potential liability, if any, arising from these subpoenas. We believe that it is possible that one or more of these investigations may have been triggered by lawsuits, under federal or state whistle-blower statutes, against Olsten or our company.

     We are in discussions with the North Carolina Attorney General's Office concerning questions that it has raised as to the eligibility of a certain class of our patients to receive Medicaid-reimbursed home health services and, thus, our entitlement to Medicaid reimbursement in connection with those services. At this stage, we are unable to assess the probable outcome of or potential liability arising from this matter.

     Although the cost reports investigation, the Columbia/HCA investigation and the Quantum past practices investigation have been settled, we cannot assure you:

     o    that new investigations will not be conducted;

     o that additional civil or criminal charges related to these or other unrelated investigations will not be pursued; or

     o that other pending government investigations or any of the terms of the existing settlement agreements and corporate integrity agreements will not have a material adverse effect on our business.

     We have assumed to the extent permitted by law and the terms of the liabilities, and have agreed to indemnify Olsten for, all liabilities of our health services business, including the ongoing governmental investigations and any future governmental investigations relating to our health services business. We have also agreed to comply with the provisions of the settlement agreements and corporate integrity agreements entered into with the government, which will require significant financial resources over a five-year period.

The agreements we have with the government limit our operations and require us to devote significant resources to ensure compliance

     The agreements we signed with the government impose additional requirements on our operations and require us to devote significant resources to ensure compliance. In connection with the government's cost reports investigation and Columbia/HCA investigation, Olsten executed a corporate integrity agreement with the Office of Inspector General of the Department of Health and Human Services. This corporate integrity agreement will be in effect until August 18, 2004. In connection with the Quantum past practices investigation, Olsten executed a corporate integrity agreement in October 1998 with the U.S. Department of Justice, the Office of Inspector General of the U.S. Department of Health and Human Services, the U.S. Secretary of Defense (for the CHAMPUS/Tricare Program) and the Attorneys General for the States of New York and Oklahoma that will be in effect until December 31, 2001. Under each of the corporate integrity agreements, we are required, for example, to maintain a Corporate Compliance Officer to develop and implement compliance programs, to retain an independent review organization to perform annual reviews, and to maintain our compliance program and reporting systems, as well as provide additional training to our employees. The corporate integrity agreement in connection with the Quantum past practices investigation applies to our specialty pharmaceutical services business and focuses on the training and billing of blood factor products for hemophiliacs. The corporate integrity agreement in connection with the cost reports investigation and the Columbia/HCA investigation applies to our businesses that bill the federal government health programs directly for services, such as our home care nursing business. The corporate integrity agreement focuses on issues and training related to cost report preparation, contracting, medical necessity and billing of claims.

     Our compliance program will be implemented for all newly established or acquired businesses units if their type of business is covered by the corporate integrity agreements. Reports under each integrity agreement are to be filed annually with the Department of Health and Human Services, Office of Inspector General. After each corporate integrity agreement expires, we will file a final annual report to the government. If we fail to comply with the terms of either of our corporate integrity agreements, we will be subject to penalties ranging from $1,500 to $2,500 for each day of the breach.

     In March 2000, Gentiva was notified by the U.S. Department of Justice that, in light of the Olsten/Adecco merger, the split-off and the fact that our company had become an independent company, we have been substituted for Olsten in connection with the civil settlements and corporate integrity agreements described above.

We are subject to stringent governmental regulation which may limit our operations and result in significant fines for violations

     Our business is subject to extensive federal and state regulations that govern, among other things, Medicare, Medicaid, CHAMPUS and other government-funded reimbursement programs, reporting requirements, certification and licensing standards for certain home health agencies and, in some cases, certificate-of-need and pharmacy-licensing requirements. These regulations may affect our participation in Medicare, Medicaid, CHAMPUS and other federal health care programs. We are also subject to a variety of federal and state regulations that prohibit fraud and abuse in the delivery of health care services. These regulations include, among other things:

     o prohibitions against the offering or making of direct or indirect payments for the referral of patients;

     o rules against physicians making referrals under Medicare for clinical services to a home health agency with which the physician or an immediate family member has some types of financial relationship; and

     o    laws against the filing of false claims.

     As part of the extensive federal and state regulation of the home health care business, and under our corporate integrity agreements, we are subject to periodic audits, examinations and investigations conducted by or at the direction of governmental investigatory and oversight agencies. Violation of federal and state health care regulations can result in the exclusion of a health care provider from participating in the Medicare, Medicaid, CHAMPUS and/or any other federal health care programs, and can also subject the provider to substantial civil and/or criminal penalties. In fiscal 1999, these health care programs represented, together, about 36 percent of our revenues. As a result, our exclusion from any one of these health care programs would have a material adverse effect on our business.

Health care reform may result in reduction in the demand for our services, lower government reimbursements for our services and greater difficulty in operating our business

     There are numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of health care services. It is not clear at this time what proposals, if any, will be adopted or, if adopted, what effect the proposals may have on our future business. We may be adversely affected by aspects of some of these health care proposals, including:

     o    cutbacks in Medicare and Medicaid programs;

     o containment of health care costs on an interim basis by means that could include a short-term freeze on rates paid to health care providers;

     o changes in reimbursement under Medicare and Medicaid programs through the implementation of prospective payment systems;

     o permitting greater flexibility to the states in the administration of Medicaid; and

     o developments in federal and state health information requirements, including the standardization of electronic transmission of some administrative and financial information.

     In October 1997, as part of the Balanced Budget Act, the government enacted the Interim Payment System for reimbursement of home care services provided under Medicare. Under this system, provider reimbursements were reduced, and may be subject to further reductions. Specifically, our Medicare revenue, excluding acquisitions, was reduced as compared to the preceding year by $127 million or 40% in fiscal 1998 and $36 million or 19% in fiscal 1999. These reductions have had a negative impact on our operations and liquidity.

     On October 28, 1999, as required by the Balanced Budget Act, the government issued proposed regulations for implementing a prospective payment system for home health agencies, to become effective on October 1, 2000. The final regulations were enacted in June 2000. Under the new rules, a home health agency will receive a pre-set amount determined by various factors to cover the cost of services provided to a Medicare patient during a defined 60-day period. After the prospective payment system has been in place for 12 months, the government expects to achieve an overall cost savings to the Medicare reimbursement system with respect to home care. We cannot assure you that the prospective payment system will not have a material adverse impact on our operations and liquidity.

     In mid-May 2000, we became aware that the federal government has caused changes in the reimbursement to be paid by state Medicaid programs for certain pharmaceutical and biological products. These changes, which the state Medicaid programs may implement retroactively to May 1, 2000, could significantly reduce the reimbursement for certain products, such as our factor product for the hemophiliac community, which are currently being distributed by our specialty pharmaceutical services business. As of April 2, 2000, revenue from state Medicaid programs for factor product amounted to approximately $10 million on an annualized basis. If changes in reimbursement are implemented by other payors or for other significant products we distribute, there could be a material adverse impact on our operations and liquidity.

     We cannot assure you that currently proposed or future health care legislation or other changes in the administration or interpretation of governmental health care programs will not have a negative effect on us. Concern about the potential effects of the proposed reform measures has contributed to the volatility of the prices of securities of health care companies and companies in related industries and may similarly affect the price of our common stock in the future.

We are involved in various litigations

     Olsten and its subsidiaries have been involved in various proceedings arising out of the health services business. In particular:

     o a class action by some Olsten stockholders against Olsten and some of its directors and officers asserting claims for violations of the Securities Act and the Securities Exchange Act, including claims that the directors and officers misrepresented information to stockholders related to the government investigations in the health services business;

     o a derivative lawsuit by some Olsten stockholders against some directors and officers of Olsten claiming that the Olsten directors and officers breached their fiduciary duties to stockholders in connection with the class action described above and the governmental investigations described above;

     o a complaint by the Indiana Attorney General's Office filed against Olsten alleging that Medicaid overpaid us, we did not properly disclose information to their office and our billing was improper; and

     o arbitration proceedings initiated by Kimberly against hospitals formerly owned by Columbia/HCA Healthcare Corp., with which Kimberly had management services agreements which Kimberly claims Columbia/HCA violated when it sold the hospitals without assigning the management services agreements and, in turn, Columbia/HCA has alleged breach of contract, indemnity and return of management fees.

     In addition, we were recently served with a Complaint in a purported class action lawsuit filed by Ultimate Home Health Care Inc. in the U.S. District Court for the Middle District of Tennessee (Nashville). The Complaint, which names as defendants Columbia/HCA, Columbia Homecare Group, Olsten Health Management a/k/a Hospital Contract Management Services (one of our subsidiaries) and Olsten Corporation, alleges, among other things, that the defendants' business practices in connection with home healthcare patient referrals during the 1994 to 1996 time period violated the Racketeer Influenced and Corrupt Organizations Act, Sections 1 and 2 of the Sherman Act, the Tennessee Consumer Protection Act, and the common law of Tennessee, Texas, Georgia and Florida. The Complaint seeks unspecified compensatory damages, punitive damages, treble damages and attorneys' fees on behalf of a proposed class of home healthcare companies and/or agencies which conducted business in Tennessee, Texas, Florida and/or Georgia and allegedly lost business or property due to defendants' business practices.

     Because the above lawsuits and arbitration proceedings are in preliminary stages and seek unspecified damages, penalties and/or reimbursement for costs and expenses, at this time we are unable to assess the probable outcome or potential liability arising from the lawsuits.

     In connection with the split-off, we have agreed to assume, to the extent permitted by law, and indemnify Olsten for, these lawsuits together with any other liabilities arising out of the health services business before or after the split-off. We are unable to assess the materiality or costs associated with these lawsuits at this time. We cannot assure you that these lawsuits, or any future lawsuits relating to the health services business, will not have a material adverse effect on the health services business.

Reduction in reimbursement by government payors could result in a reduction in our margins and revenues and adversely affect our business

     The profitability of our business depends on payment and reimbursement from governmental and nongovernmental third party payors. In fiscal 1999, we derived approximately 16 percent of our net patient revenue from Medicare, and 20 percent of our net patient revenue from Medicaid, state reimbursed programs and other state/county funding programs. We expect to continue to derive a significant portion of our revenue from federal and state reimbursement programs. We cannot assure you that payments under state or federal governmental programs will remain at levels comparable to present levels or will be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to these programs. This risk is greater with respect to individual state-administered Medicaid programs which sometimes provide lower reimbursement rates than the Medicare program. In addition, we cannot assure you that the services that we provide and the facilities that we operate will meet or continue to meet the requirements for participation in these programs.

     In addition, the government has instituted cost containment measures designed to limit payments made to health services providers, and we cannot assure you that future measures will not adversely affect both the timing and amount of reimbursement we receive.

     Periodic and random audits conducted by intermediaries may result in a delay in receipt, or an adjustment to the amounts, of reimbursement due or received under Medicare, Medicaid, CHAMPUS and other federal health care programs. In September 1999, we received a Notice of Amount of Program Reimbursement for our 1997 Medicare cost reports from our Medicare fiscal intermediary notifying us that it disagrees with our methodology of allocating a portion of our overhead. The Health Care Financing Administration has indicated that it agrees with the fiscal intermediary. The notice indicates a possible disallowance of about $7.0 million of costs in 1997 which we would be required to pay to Medicare if the fiscal intermediary is correct. Since we used a similar methodology for allocating overhead costs in 1998 and 1999, a disallowance of $2.0 million could result in each of these years. We believe our cost reports are accurate and consistent with past practice accepted by our Health Care Financing Administration fiscal intermediary and we have appealed the notice to the Provider Reimbursement Review Board. We are unable to predict the outcome of the appeal.

     Some states' Medicaid agencies have instituted review processes for claims submitted for patients dually eligible under both the Medicare and the Medicaid programs. These reviews have focused on whether Medicaid paid for services that should have, instead, been covered by Medicare. We cannot assure you that we will not have to repay state medicaid programs as a result of these state initiatives.

Our accounts receivable are subject to collectibility risks

     There may be risks that our accounts receivable will be settled for less than the recorded balances. Most payors have introduced and continue to introduce cost containment measures designed to limit payments to providers of health services. Most claims for services under government programs are subject to audit and final settlement which, because of cost containment initiatives and the associated uncertainties, may be reimbursed for less than our expected reimbursement amounts. Managed care providers and traditional indemnity insurers are imposing increasing pressures on health care providers to reduce costs and share in the financial risks of providing care, and are increasing the medical review of claims. The impact of these steps has reduced profit margins, extended the payment period and made it more difficult to obtain some authorizations and approvals, which could affect the ultimate collectibility of the recorded accounts receivable balances. During the past year we have made internal changes to consolidate billing and collection processing centers, convert to new software and implement new operating models. While these changes are designed to improve future operations, they may also create collection risks for the current accounts receivable balances. Management has assessed the risks associated with collection of accounts receivable balances from third-party payors and adjusted the recorded balances accordingly. In connection with the above, we have recorded a provision for doubtful accounts of $38.7 million for fiscal 1999 on a basis consistent with prior periods.

We are subject to pricing pressures and other risks involved with commercial payors

     Commercial payors, such as managed care organizations and traditional indemnity insurers increasingly are requesting fee structures and other arrangements providing for health care providers to assume all or a portion of the financial risk of providing care. The lowering of reimbursement rates, increasing medical review of bills for services and negotiating for reduced contract rates could have a material adverse effect on our results of operations and liquidity. In fiscal 1999, 64 percent of our revenue was derived from commercial payors, including 44 percent of our total revenue that was derived from managed care organizations and traditional indemnity insurers under fee for services arrangements and 6 percent of our revenue that was derived under capitated arrangements. We cannot assure you that pricing pressures by commercial payors will not continue or that our business, financial condition and results of operations will not be adversely affected by these trends.

     Also, continued growth in managed care and capitated plans have pressured health care providers to find ways of becoming more cost competitive. Managed care organizations have grown substantially in terms of the percentage of the population they cover and in terms of the portion of the health care economy they control.

Managed care organizations have continued to consolidate to enhance their ability to influence the delivery of health care services and to exert pressure to control health care costs. A rapid increase in the percentage of revenue derived from managed care payors or under capitated arrangements without a corresponding decrease in our operating costs could have an adverse impact on our profit margins.

There is a delay between our performance of services and our reimbursement

     The health care industry is characterized by delays that typically range from three to six months between when services are provided and when the reimbursement or payment for these services is received. This makes working capital management, including prompt and diligent billing and collection, an important factor in our results of operations and liquidity. We cannot assure you that trends in the industry will not further extend the collection period and impact our working capital.

We operate in a highly competitive industry

     The segments of the health care industry in which we operate are highly competitive and fragmented. There are approximately 15,000 home care agencies operating in the United States, of which the three largest providers represented less than 15 percent of the national industry revenues in 1999. The industry is comprised of a few national companies, hundreds of regional companies and thousands of locally-based independent home health care organizations. These companies range in type from facility-based (hospital, nursing home, rehabilitation facility, government agency) agencies to independent companies. Our primary national competitors are Coram Healthcare Corp. and Caremark Therapeutic Services, and our primary regionally-based competitors are hospital-based home health agencies and visiting nurse associations.

     We compete with other home health care providers on the basis of availability of personnel, quality and expertise of services and the value and price of services. We could encounter increased competition in the future from existing competitors or new entrants that may limit our ability to maintain or increase our market share.

     We may have existing competitors, as well as a number of potential new competitors, who have greater name recognition, and significantly greater financial, technical and marketing resources than we do. This may permit our competitors to devote greater resources than we can to the development and promotion of their services. These competitors may also engage in more extensive research and development, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies and make more attractive offers to existing and potential employees and clients.

     We also expect our competitors to develop new strategic relationships with providers, referral sources and payors, which could result in increased competition. The introduction of new and enhanced services, acquisitions and industry consolidation and the development of strategic relationships by our competitors could cause a decline in sales or loss of market acceptance of our services or price competition, or make our services less attractive. In addition, we compete with a number of tax-exempt nonprofit organizations that can finance acquisitions and capital expenditures on a tax-exempt basis or receive charitable contributions unavailable to us.

     We cannot assure you that we will be able to compete successfully against current or future competitors or that competitive pressures will not have a material adverse effect on our business, financial condition and results of operations.

     We expect that industry forces will have an impact on us and our competitors. In recent years, the health care industry has undergone significant changes driven by various efforts to reduce costs, including:

     o    national health care reform;

     o    trends toward managed care;

     o    limits in Medicare coverage and reimbursement levels;

     o    consolidation of health care services companies; and

     o collective purchasing arrangements by office-based health care practitioners.

The changes in our industry have caused greater competition among us and similar businesses. As a result, in recent years, over 2,000 home health care agencies have gone out of business. Our inability to predict accurately or react competitively to changes in the health care industry could adversely affect our operating results.

We are dependent on relationships with certain third parties

     The profitability of our business depends in part on our ability to establish and maintain close working relationships with managed care organizations, private and governmental third-party payors, hospitals, physicians, physician groups, home health agencies, long-term care facilities and other institutional health providers, insurance companies and large self-insured employers, as well as pharmaceutical, biotechnology, and other product suppliers. In particular, we are dependent on our relationships with certain managed care organizations and other commercial payors. In fiscal 1999, Cigna Healthcare accounted for about 11 percent of our revenues. Our three-year contract with Cigna Healthcare had an expiration date of December 31, 1998. The contract was amended to continue until terminated by either party with 60 days advance notice. We cannot assure you that we will be successful in improving and maintaining our relationships or that additional relationships will be successfully developed and maintained in existing or future markets. The loss of any existing relationships or the failure to continue to develop such relationships in the future could have a material adverse effect on our business, financial condition and results of operations.

We are dependent on the recruitment and retention of trained personnel

     The continued operation of our business, as well as our future growth and success, depends upon our ability to recruit and retain a staff of professional personnel, including registered nurses. There is currently a shortage of these licensed professionals in some geographic areas of the United States, including the northeast and western regions, and, in particular, for specific services, such as pediatric care. Because we operate in these regions and provide these specific services, we have been affected by this shortage and have experienced higher labor costs as a result. If this shortage of professionals continues and we are unable to manage the higher labor costs or the shortage worsens, it could have a material adverse effect on our business, financial condition and results of operations.

We are subject to potential professional liability exposure

     The services performed by us involve an inherent risk of professional liability. While we maintain insurance consistent with industry practice, we cannot assure you that the insurance we currently maintain will satisfy claims made against us or that we will be able to obtain insurance in the future at commercially reasonable rates, in adequate amounts or on satisfactory terms. We cannot predict the effect that any claims, regardless of their ultimate outcome, might have on our business or reputation or on our ability to attract and retain patients and employees.

                                 USE OF PROCEEDS

     Except as otherwise described in the applicable prospectus supplement, the net proceeds to us from the sale or sales of the securities will be used for general corporate purposes, which may include, without limitation, the reduction of outstanding indebtedness, working capital increases, capital expenditures and acquisitions and may be temporarily invested in short-term securities. The net proceeds of the sale of preferred trust securities of each trust will be invested in a related series of our junior subordinated debt securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratios of earnings to fixed charges for the indicated periods:

               Period                                 Ratio
               ------                                 -----

     Quarter Ended
          April 2, 2000                                0.2x


     Fiscal Year Ended
          1999                                       (0.2x)
          1998 (53 weeks)                            (7.5x)
          1997                                         3.4x
          1996                                        1.2x
          1995                                        5.3x

The deficiency of earnings as compared to fixed charges amounted to $5.8 million for the quarter ended April 2, 2000 and $21.2 million and $148.5 million for fiscal years 1999 and 1998, respectively.

     In the calculation of our ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes, plus fixed charges, less capitalized interest. Fixed charges consist of interest on all indebtedness, including intercompany debt with Olsten Corporation, plus capitalized interest.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 100,000,000 shares of common stock, $0.10 par value, and 25,000,000 shares of preferred stock, $.01 par value, of which 1,000 shares have been designated series A cumulative non-voting redeemable preferred stock and a number of shares equal to our outstanding common stock have been designated series A junior participating preferred stock. At July 2, 2000 we had 20,620,426 shares of our common stock outstanding and 100 shares of series A cumulative non-voting redeemable preferred stock issued and outstanding.

                           DESCRIPTION OF COMMON STOCK

Voting Rights

     The holders of our common stock are entitled to one vote for each share on all matters on which common stockholders are entitled to vote. Except as otherwise provided by Delaware law or in the certificate of incorporation, the holders of our common stock have the exclusive right to vote for the election of directors, an increase or decrease in the authorized shares of preferred stock and on all other matters or proposals presented to our stockholders. Matters submitted for stockholder approval generally require a majority vote of the shares of our common stock present and voting. Subject to the preferences that may be applicable to preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as the board of directors may determine from time to time. Our common stock is not subject to preemptive rights and is not subject to redemption or conversion. Upon liquidation, dissolution or winding-up of our company, the assets legally available for distribution to stockholders will be distributed ratably among the holders of our common stock after payment of the liquidation preferences, if any, on the outstanding preferred stock and payment of other claims of creditors. The transfer agent and registrar for our common stock is EquiServe Limited Partnership, P.O. Box 2500, Jersey City, New Jersey 07303.

Anti-Takeover Provisions

Certificate of incorporation and bylaws

     Provisions in our certificate of incorporation and bylaws may delay or make more difficult unsolicited acquisitions or changes of control. Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of our company, although these proposals, if made, might be considered desirable by a majority of our stockholders. Our rights agreement, which is described below, will have the same effect. The provisions of the rights agreement may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors. The anti-takeover provisions in our certificate of incorporation and bylaws include:

     o the division of our board of directors into three classes, each class serving staggered terms of office of three years;

     o the availability of authorized shares of preferred stock for issuance from time to time and the determination of rights, powers and preferences of the preferred stock at the discretion of our board of directors without the approval of our stockholders;

     o    provisions allowing the removal of directors only for "cause";

     o the requirement of a meeting of stockholders to approve all action to be taken by the stockholders;

     o    prohibition on stockholders' rights to call meetings;

     o requirements for advance notice for raising business or making nominations at stockholders meetings; and

     o limitations on the minimum and maximum number of directors that constitute our board of directors.

     Our bylaws establish an advance notice procedure with regard to business to be brought before an annual or special meeting of our stockholders and with regard to the nomination, other than by or at the direction of our board of directors, of candidates for election as directors. Although our bylaws do not give the board of directors any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed. They may also discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of such nominees or proposal might be harmful or beneficial to our company and its stockholders.

The Delaware Business Combination Act

     As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the General Corporation Law of the State of Delaware.
Section 203 imposes a three-year moratorium on business combinations between a Delaware corporation and an "interested stockholder", in general, a stockholder owning 15 percent or more of a corporation's outstanding voting stock, or an affiliate or associate thereof, unless:

     o before the interested stockholder becomes an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction resulting in the interested stockholder becoming an interested stockholder;

     o upon completion of the transaction resulting in the interested stockholder becoming an interested stockholder, the interested stockholder owned 85 percent of the voting stock outstanding at the time the transaction commenced, excluding from the calculation of shares outstanding those shares beneficially owned by directors who are also officers and certain employee benefit plans; or

     o on or after the interested stockholder becomes an interested stockholder, the business combination is approved by the board of directors and the holders of at least 66 2/3 percent of the outstanding shares other than those shares beneficially owned by the interested stockholder at a meeting of stockholders.

     The Delaware Business Combination Act defines the term "business combination" to encompass a wide variety of transactions with, or caused by, an interested stockholder in which the interested stockholder receives or could receive a benefit on other than a proportional basis with other stockholders. These transactions include mergers, some asset sales, some issuances of additional shares to the interested stockholder, transactions with us which increase the proportionate interest of the interested stockholder or transactions in which the interested stockholder receives some other benefits.

     By a provision in its original certificate of incorporation or an amendment thereto or to its bylaws adopted by a majority of the shares entitled to vote thereon, a corporation may elect not to be governed by the Delaware Business Combination Act, provided that any amendment to the certificate of incorporation will not become effective until 12 months after its adoption. We have not made this election in our certificate of incorporation.

Limitation on Liability and Indemnification of Directors, Officers, Employees and Agents

     Our certificate of incorporation limits, to the maximum extent permitted by the General Corporation Law of the State of Delaware, or the DGCL, the liability of directors for monetary damages for breach of their fiduciary duties as directors. This indemnification, however, does not include some circumstances involving wrongful acts such as a director's breach of his duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law.

     Section 145 of the DGCL permits a company to indemnify officers, directors, employees or agents against expenses, judgments, fines and amounts paid in settlement in connection with legal proceedings if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, the indemnified person must have had no reasonable cause to believe the person's conduct was unlawful. However, with respect to actions by, or in the right of the corporation against, these individuals, indemnification is not permitted as to any matter as to which this person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the legal proceeding was brought determines upon application that, despite the adjudication of liability, the person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Individuals who are successful in the defense of any legal proceeding are entitled to indemnification against expenses reasonably incurred in connection therewith.

     Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify employees and agents to the fullest extent permitted by Section 145 of the DGCL. In addition, our certificate of incorporation and bylaws provide that we may advance any and all expenses to any director, officer, employee or agent reasonably incurred by such person in connection with any legal proceedings in connection with his position with us.

     The indemnification provided in our certificate of incorporation and bylaws may be available for, among other things, liabilities arising in the split-off. To the extent that the limitation of liability or indemnification provisions permitted by our certificate of incorporation apply, we have been informed that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is unenforceable.

     We plan to maintain standard insurance policies under which coverage is provided for payments made by us to our directors, officers, employees and agents in respect of the indemnification provisions in our certificate of incorporation and bylaws.

Summary of Rights Under Our Rights Agreement

     Our stockholders have one right for every share of our common stock they own. The right is evidenced by each stock certificate of our company. After an event causing the exercisability of the rights as described below, each right entitles the holder to purchase from us one one-thousandth of a share of series A junior participating preferred stock, which we refer to as the participating preferred stock in this section, at a price of $75 per one one-thousandth of a share, subject to adjustments. The right also entitles holders to acquire our common stock or common stock of an acquirer in the events described below. The rights agreement serves as an anti-takeover tactic and encourages third parties interested in acquiring our company to negotiate directly with our board of directors.

     The terms of the rights are in a rights agreement between us and EquiServe Limited Partnership, as rights agent. The description below is a summary of some of the provisions of the rights agreement.

Events causing the exercisability of the rights

     The exercisability of the rights will be triggered:

     o 10 days after the public announcement of the acquisition by a person or group of persons of 10 percent or more of our common stock, who we refer to as the acquirer; or

     o 10 days after the commencement (or announcement of commencement) of a tender offer or exchange offer that would result in a person or group becoming an acquirer.

     Once the rights are exercisable, stockholders may purchase our preferred stock at $75 per one one-thousandth of a preferred share.

     Persons who acquire 10 percent of our company as a result of us buying back our stock are excluded from the term acquirer and would not trigger the exercisability of the rights.

     The Olsten family, including Stuart Olsten, Miriam Olsten, Cheryl Olsten and some of their relatives and affiliates, are also excluded from the term acquirer so long as the Olsten family does not acquire 20 percent or more of our company. This percentage, which the Olsten family is permitted to hold without triggering the rights agreement, will be increased to the extent the Olsten family acquires our common stock on conversion of the trust convertible preferred securities which they held on March 15, 2000. We refer to the 20 percent ownership of our company that the Olsten family is permitted to own without triggering the agreement as the grandfathered percentage. In the event the Olsten family's ownership in our company decreases as a result of sales by the family of our common stock, the 20 percent grandfathered percentage will decrease by the same percentage as the Olstens' ownership interest in our company decreases.

     The exclusion of the Olsten family from the definition of acquirer extends to any person:

     o who acquires 10 percent or more of our common stock directly from a member or members of the Olsten family;

     o who, after giving effect to the transfer from the Olsten family and any other acquisition of our common stock, does not, individually or together with the Olsten family, own the grandfathered percentage or more of our shares of common stock as in effect immediately prior to the transfer from the Olsten family; and

     o who is designated an "Olsten Assignee"; for purposes of this exclusion from the term acquirer, the Olsten family will only have the ability to designate one person as an "Olsten Assignee".

Our board of directors may redeem or exchange the rights

     Our board of directors may redeem the rights at a price of $.001 per right at any time prior to the public announcement that a person has become an acquirer and for 10 business days afterwards. This period may be extended by our board of directors once for an additional 20 business days to give our directors further time to negotiate with the acquirer.

     Our board of directors may exchange the rights (other than rights owned by the acquirer which shall have become void), at any time after the public announcement that a person has become an acquirer, in whole or in part, at an exchange ratio of one share of our common stock per right.

     Until a right is exercised or exchanged, the holder of the right, by virtue of being a right holder, will have no rights as a stockholder of our company, including, for example, the right to vote or to receive dividends.

Exercise of rights for our common stock

     After the rights become exercisable and after the time period when the board of directors' right to redeem the rights has expired, each right holder will have the right to receive, upon exercise of the rights, our common stock, or, in some circumstances, cash, property or other securities of our company having a value equal to two times the exercise price of $75 per share per right. Upon a person becoming an acquirer, all rights that are, or, under some circumstances specified in the rights agreement, were, owned by any acquirer will be void.

Exercise of rights for shares of the acquiring company

     If, after the date the rights become exercisable, (1) our company is acquired in a merger or other business combination transaction, or (2) 50 percent or more of our assets or earning power is sold, each right holder, except the acquirer, shall afterwards have the right to receive, upon exercise, common stock of the acquirer having a value equal to two times the exercise price of the right.

Adjustments to exercise price

     The exercise price for each right, and the number of shares of participating preferred stock (or common stock or other securities) issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution.

Terms of participating preferred stock

     The participating preferred stock will rank junior to all other series of our preferred stock which may be issued in the future with respect to payment of dividends and as to distributions of assets in liquidation. Each share of preferred stock will have a quarterly dividend rate per share. The participating preferred stock will not be redeemable. In the event of liquidation, the holders of the participating preferred stock will be entitled to receive a liquidation payment per share of $1.00 (plus accrued and unpaid dividends) or, if greater, an amount equal to 1,000 times the payment to be made per share of our common stock, subject to adjustments. Because of the nature of the participating preferred stock's dividend, voting, liquidation and other rights, the value of the one one-thousandth of a share of participating preferred stock purchasable with each right is intended to approximate the value of one share of our common stock.

Amendments to terms of the rights

     Any of the provisions of the rights agreement may be amended by our board of directors so long as the rights are redeemable. After the rights are no longer redeemable, the provisions of the rights agreement may be amended by our board of directors in order to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of rights (excluding the interests of any acquirer).

Term

     The rights will expire at the close of business on March 2, 2010, unless earlier redeemed, exercised or exchanged by us as described.

                         DESCRIPTION OF PREFERRED STOCK

General

     The preferred stock may be issued from time to time, in one or more series, as authorized by the board of directors. Our board of directors has the authority to fix, for each series, the designations, preferences, rights, voting powers, restrictions and qualifications of, the dividends on, the times and prices of redemptions of, and the conversion rights of the shares of such series as may be permitted by Delaware law, without any further action by our stockholders. These rights, powers, restrictions and limitations could include the right to receive specified dividend payments and payments on liquidation prior to any such payments to holders of our common stock or our other stock ranking junior to the preferred stock. Shares of preferred stock to be issued in connection with any offerings pursuant to this prospectus will be fully paid and nonassessable when issued. The board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.

Future Series of Preferred Stock

     You should read the prospectus supplement relating to the preferred stock being offered for specific terms, which will include:

     (1)  the specified designation and date of maturity of the preferred stock;

     (2) the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

     (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

     (4) the date from which dividends on the preferred stock shall accumulate, if applicable;

     (5) the procedures for any auction and remarketing, if any, for the preferred stock;

     (6)  the provision for a sinking fund, if any, for the preferred stock;

     (7)  the provision for redemption, if applicable, of the preferred stock;

     (8)  any listing of the preferred stock on any securities exchange;

     (9) the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or exchangeable into securities (which may include other preferred stock, depositary shares, debt securities or other securities or rights), including the manner of its calculation;

     (10) any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

     (11) a discussion of material federal income tax considerations applicable to the preferred stock;

     (12) any voting rights of the preferred stock and the relative ranking and preference of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company; and

     (13) any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company.

Rank

     Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank:

     (1) senior to all classes or series of common stock, and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our company;

     (2) on a parity with all equity securities we issue, the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our company; and

     (3) junior to all equity securities we issue, the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our company.

The term "equity securities" does not include convertible debt securities.

Dividends

     Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by the board of directors, out of our assets legally available for payment, cash dividends at the rates and on the dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our share transfer books on the record dates as will be fixed by the board of directors.

     Dividends on any series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement.

     If preferred stock of any series is outstanding, no dividends will be declared or paid or set apart for payment on any of our stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of that series for any period unless:

     (1) where a series of preferred stock has a cumulative dividend, full cumulative dividends have been declared and paid or declared and a sum sufficient for the payment of those dividends is set apart for payment for all past dividend periods and the then current dividend period, or

     (2) where a series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been declared and paid or declared and a sum sufficient for the payment of those dividends is set apart for payment for the then current dividend period.

When dividends upon preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends are not paid in full, or a sum sufficient for full payment of those dividends is not set apart, all dividends declared upon preferred stock of that series and any other series of preferred stock ranking on a parity as to dividends shall be declared pro rata.

     Except as provided in the immediately preceding paragraph, unless:

     (1) where a series of preferred stock has a cumulative dividend, full cumulative dividends have been declared and paid or declared and a sum sufficient for the payment of those dividends is set apart for payment for all past dividend periods and the then current dividend period, and

     (2) where a series of preferred stock does not have a cumulative dividend, full dividends have been declared and paid or declared and a sum sufficient for the payment of those dividends is set apart for payment for the then current dividend period, no dividends, other distributions or payments for redemption or purchase, other than in shares of common stock or other shares of stock ranking junior to the preferred stock of that series as to dividends and upon liquidation, shall be declared or paid or set aside for payment with respect to our common stock or any of our other stock ranking junior to or on parity with that series of preferred stock.

     Any dividend payment made on shares of a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

Redemption

     If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

     The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that we shall redeem and the date on which such redemption will occur, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. If that preferred stock does not have a cumulative dividend, accrued and unpaid dividends will not include any accumulation for unpaid dividends for prior dividend periods. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our stock, the terms of that preferred stock may provide that, if no such shares of stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into the applicable shares of our stock pursuant to conversion provisions specified in the applicable prospectus supplement.

     However, unless:

     (1) where a series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of that series shall have been declared and paid or declared and a sum sufficient for the payment of those dividends set apart for payment for all past dividend periods and the then current dividend period, and

     (2) where a series of preferred stock does not have a cumulative dividend, full dividends on all shares of preferred stock of that series have been declared and paid or declared and a sum sufficient for the payment of those dividends set apart for payment for the then current dividend period, no shares of that series of preferred stock will be redeemed unless all outstanding shares of preferred stock of the series are simultaneously redeemed. However, this will not prevent us from acquiring preferred stock of a series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of the series. In addition, unless:

     (1) where the series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of that series have been declared and paid or declared and a sum sufficient for the payment of those dividends set apart for payment for all past dividend periods and the then current dividend period, and

     (2) where the series of preferred stock does not have a cumulative dividend, full dividends on all shares preferred stock of that series have been declared and paid or declared and a sum sufficient for the payment of those dividends set apart for payment for the then current dividend period, we may not purchase or otherwise acquire any shares of preferred stock of that series, except by conversion into or exchange for shares of our stock ranking junior to the preferred stock of that series as to dividends and upon liquidation. However, this will not prevent us from acquiring shares of preferred stock of a series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of that series of preferred stock.

     If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares to be redeemed and these shares may be redeemed by any equitable manner we determine.

     If notice of redemption of any preferred stock has been given and if we have set aside the funds necessary for the redemption for the benefit of the holders of any preferred stock called for redemption, then after the redemption date dividends will cease to accrue on that preferred stock, and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

     Unless otherwise stated in the applicable prospectus supplement, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company, before we may make any distribution or payment to the holders of our common stock or any other class or series of our stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our business, the holders of each series of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon, which will not include any accumulation for unpaid noncumulative dividends for prior dividend periods. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up of our company, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     If liquidating distributions have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their rights and preferences and in each case according to their number of shares. For this purpose, our consolidation or merger with any other entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our company.

Voting Rights

     Holders of the preferred stock will not have any voting rights, except as set forth below or as otherwise required by law or as indicated in the applicable prospectus supplement.

     Unless provided otherwise and described in the prospectus supplement for any series of preferred stock, so long as any shares of preferred stock of a series remain outstanding, we will not, without the affirmative vote or consent of the holders of at least a majority of the shares of that series outstanding at the time,

     (1) authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking prior to that series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or

     (2) amend, alter or repeal the provisions of our certificate of incorporation or the certificate of designation for that series, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right of that series or the holders thereof.

The occurrence of any merger, consolidation or other similar event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of preferred stock as long as the terms of the preferred stock are not materially changed. Any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or any increase in the amount of authorized shares of the series or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of the series for payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our company, also will not be deemed to materially and adversely affect the rights of that series of preferred stock.

     The voting provisions discussed above will not apply if the applicable prospectus supplement so provides, or if, at or prior to the time when the act for which a vote would otherwise be required occurs, all outstanding shares of the series of preferred stock have been redeemed or called for redemption and sufficient funds have been deposited in trust to effect the redemption.

Conversion and Exchange Rights

     The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or exchangeable into securities (which may include other preferred stock, depositary shares, debt securities or other securities) will be set forth in the applicable prospectus supplement. These terms will include, among other things, in the case of preferred stock convertible into common stock, the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price or manner of its calculation, the conversion period, provisions as to whether conversion will be at the option of the holders of our preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that series of preferred stock. The terms will include, among other things, in the case of preferred stock exchangeable into other securities, the principal amount of securities into which shares of such series are exchangeable, the exchange period and provisions as to whether the exchange will be at the option of the holders of such series or at our option.

Transfer Agent

     The transfer agent and registrar for the preferred stock will be identified in the applicable prospectus supplement.

General

     The above terms are all subject to the terms in the applicable prospectus supplement and set forth in the applicable certificate of designation or board resolution. If any of the terms set forth above are inconsistent with the terms set forth in the applicable prospectus supplement, the terms set forth in the applicable prospectus supplement shall govern.

           DESCRIPTION OF DEPOSITARY SHARES RELATED TO PREFERRED STOCK

     We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. If we elect to offer depositary shares, each depositary share will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series, including dividend, voting, redemption and liquidation rights as specified in the applicable prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement among us, the depositary and the holders of depositary receipt certificates evidencing depositary shares. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts will be bound by the deposit agreement, which will require holders to take actions described in an accompanying prospectus supplement including filing proof of residence and paying certain charges. Copies of the applicable form of deposit agreement may be obtained from us upon request at the time of the offering.

     The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our certificate of incorporation and the form of certificate of designation for the applicable series of preferred stock. The above terms are all subject to the terms in the applicable prospectus supplement.

Dividends

     The depositary will distribute all cash dividends or other cash distributions received for the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares they own on the relevant record date, which will be the same date as the record date we fix for the applicable series of preferred stock. The depositary, however, will distribute only the amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts, in proportion, as nearly as may be practicable, to the number of depositary shares owned by the holders on the relevant record date, unless it is not feasible to make the distribution, in which case the depositary may, with our approval, adopt any other method for the distribution as it deems equitable and appropriate, including the sale of the property and distribution of the net proceeds from the sale to the holders.

Liquidation Preference

     In the event of the liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

     If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such class or series of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receipt of notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares.

Voting

     Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in that notice of meeting to the record holders of the depositary receipts as of the record date for the meeting. Each record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights for the number of shares of preferred stock represented by that holder's depositary shares. The depositary will endeavor to vote the preferred stock represented by those depositary shares in accordance with these instructions, and we will agree to take all action which the depositary deems necessary to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

     Upon surrender of depositary receipts at the principal office of the depositary (unless the related depositary shares have been called for redemption, exchange or conversion), upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

     By agreement between the depositary and us, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended. However, any amendment which materially and adversely alters the rights of the holders or that would be materially and adversely inconsistent with the rights of the holders of the underlying preferred stock, other than any change in fees, will not be effective unless that amendment has been approved by at least a majority of the depositary shares then outstanding. Unless required by law, no amendment may impair the right, if any, set forth in the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing depositary shares with instructions to the depositary to deliver to the holder the preferred stock and all money and other property, if any, represented thereby. We or the depositary may terminate the deposit agreement only if a majority of each class or series of preferred stock subject to the deposit agreement consent (and, in such case, after the procedures set forth in the deposit agreement are completed) or if all outstanding depositary shares have been redeemed or there has been a final distribution to the preferred stock in connection with any dissolution of our company and that distribution has been made to all the holders of depositary shares.

Charges of Depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other charges as are provided in the deposit agreement to be for their accounts. The depositary may refuse to transfer depositary shares, may withhold dividends and distributions and may sell the depositary shares evidenced by the depositary receipt if those charges are not paid.

Miscellaneous

     The depositary will forward to the holders of depositary receipts all reports and communications from us which we deliver to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and other places it may choose, any reports and communications received from us which it receives as the holder of preferred stock.

     Neither we nor the depositary assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for gross negligence or willful misconduct. Neither we nor the depositary will be liable if prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding involving any depositary shares or preferred stock. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons that we believe in good faith to be competent to give the information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $500,000,000.

Material Federal Income Tax Consequences

     Owners of depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock represented by those depositary shares. Accordingly, the owners will be entitled to take into account, for Federal income tax purposes, income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

     (1) no gain or loss will be recognized for Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares;

     (2) the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor; and

     (3) the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which that person owned the depositary shares.

                         DESCRIPTION OF DEBT SECURITIES

     We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named therein. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will set forth the specific terms of any series of debt securities or provide that such terms shall be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

     The statements made below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax consideration as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture.

General

     Neither indenture limits the amount of debt securities which may be issued thereunder and each indenture provides that debt securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness of that series. The senior indebtedness will be described in an accompanying prospectus supplement.

     You should read the applicable prospectus supplement relating to the particular series of debt securities for the following terms of the offered debt securities:

     (1) the designation, aggregate principal amount and authorized denominations;

     (2) the issue price, expressed as a percentage of the aggregate principal amount;

     (3)  the maturity date;

     (4)  the interest rate per annum, if any;

     (5) if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

     (6) any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;

     (7) the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed, and any other terms and provisions of optional or mandatory redemptions;

     (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

     (9) if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

     (10) any events of default not set forth in this prospectus;

     (11) the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

     (12) if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

     (13) whether interest will be payable in cash or additional securities at our or the holders' option and the terms and conditions upon which the election may be made;

     (14) if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

     (15) if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

     (16) any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

     (17) whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

     (18) any terms with respect to subordination;

     (19) any listing on any securities exchange;

     (20) additional provisions, if any, related to defeasance and discharge of the offered debt securities; and

     (21) the applicability of any guarantees.

     Unless otherwise indicated in the prospectus supplement relating thereto, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in the prospectus supplement or supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

     Unless otherwise indicated in the prospectus supplement relating thereto, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their stated principal amount. Material federal income tax consequences and other special considerations applicable to any discounted debt securities will be described in the prospectus supplement relating thereto.

     Reference is made to the applicable prospectus supplement with respect to any deletions or additions or modifications from the description contained in this prospectus.

Covenants

     Any series of offered debt securities may have covenants, included in the applicable indenture which will be described in the prospectus supplement prepared in connection with the offering of such securities, limiting or restricting, among other things:

     (1) our or our subsidiaries' incurrence of debt and/or our or our subsidiaries' incurrence of secured debt;

     (2)  the making of certain payments, dividends, redemptions or repurchases;

     (3) our ability to create dividend and other payment restrictions affecting our subsidiaries;

     (4)  our ability to make investments;

     (5)  mergers and consolidations by us;

     (6)  sales of assets by us;

     (7)  our ability to enter into transactions with affiliates;

     (8)  our ability to incur liens; and

     (9)  sale and leaseback transactions.

Modification of the Indentures

     Each indenture and the rights of the respective holders may be modified by us only with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as one class, but no modification altering the terms of payment of principal or interest, changing the place or medium of payment of principal or interest, impairing the rights of holders to institute suit for payment or reducing the percentage required for modi-fication or altering such other terms as are provided in the prospectus supplement will be effective against any holder without his consent. In addition, such other terms as specified in the prospectus supplement may be modified without the consent of the holders.

Events of Default

     Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

     (1)  default for 30 days in any payment of interest when due;

     (2)  default in any payment of principal or premium when due;

     (3)  default in the deposit of any sinking fund payment when due;

     (4) default in the performance of certain covenants specified in the applicable indenture;

     (5) default for 60 days after appropriate notice in the performance of any other covenant in the debt securities or the applicable indenture;

     (6) default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable prospectus supplement, whether such indebtedness now exists, or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled within 30 days after written notice to us as provided in the indenture; and

     (7)  events of bankruptcy, insolvency or reorganization.

There may be such other events of default as described in the applicable prospectus supplement with respect to any class or series of offered debt securities.

     In case an event of default shall occur and be continuing for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal of the debt securities of that series and the accrued interest thereon to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

     Each indenture will require us to file annually after debt securities are issued thereunder with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

     Subject to the provisions of each indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, each indenture will provide that the trustee shall be under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders shall have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture will provide that the holders of a majority in principal amount of the debt securities of any series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

Discharge

     The terms of each indenture will provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. Such discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

     The terms of the debt securities will provide us with the right to omit to comply with specified covenants and that specified events of default described in the applicable prospectus supplement will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

     The prospectus supplement may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Global Securities

     The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in the applicable prospectus supplement.

     We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in the applicable prospectus supplement.

     Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

     So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in the applicable prospectus supplement and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

     The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

     Unless otherwise specified in the applicable prospectus supplement, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

     We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

     Unless otherwise specified in the applicable prospectus supplement, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

     (1) the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility,

     (2) we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities, or

     (3) there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any such exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository's relevant participating institutions to the applicable trustee.

     In the event that the Depository Trust Company acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's nominee.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participating institutions deposit with DTC. DTC also facilitates the settlement among participating institutions of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participating institutions' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participating institutions include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participating institutions and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a direct participating institution, either directly or indirectly. The rules applicable to DTC and its participating institutions are on file with the Commission.

     To facilitate subsequent transfers, the debt securities are registered in the name of DTC's nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities, DTC's records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

     Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

     Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.'s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

     If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participating institutions in that issue to be redeemed.

     To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution's interest in the global security or securities representing the interest, on DTC's records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC's records.

     DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

     We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

                       DESCRIPTION OF SECURITIES WARRANTS

     We may issue securities warrants for the purchase of debt securities or common stock. Securities warrants may be issued independently or together with debt securities or common stock offered by any prospectus supplement and may be attached to or separate from such debt securities or common stock. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered securities warrants. The warrant agent will act solely as our agent in connection with the securities warrant certificates relating to the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrant certificates or beneficial owners of securities warrants.

General

     If securities warrants are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

     (1) the title and aggregate number of warrants offered and the offering price of the warrants;

     (2) the denominations and terms of the series of debt securities or common stock purchasable upon exercise of the securities warrants and, in the case of debt securities, whether the debt securities are senior debt securities or subordinated debt securities;

     (3) the designation and terms of any series of debt securities or common stock, as applicable, with which the securities warrants are being offered and the number of securities warrants being offered with each debt security or share of common stock, as applicable;

     (4) the date, if any, on and after which the securities warrants and any related series of debt securities or common stock, as applicable, will be transferable separately;

     (5) if applicable, the principal amount of the series of debt securities purchasable upon exercise of each securities warrant and the price at which the principal amount of debt securities of that series may be purchased upon such exercise;

     (6) the date on which the right to exercise the securities warrants shall commence and the date on which the right shall expire;

     (7) whether the securities warrants will be issued in registered or bearer form;

     (8)  any material United States Federal income tax consequences;

     (9) the terms, if any, on which we may accelerate the date by which the securities warrants must be exercised; and

     (10) any other terms of the securities warrants.

     Securities warrant certificates may be exchanged for new securities warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the applicable warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any securities warrant to purchase debt securities, holders of such securities warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal, premium or interest on such debt securities or to enforce covenants in the applicable indenture. Prior to the exercise of any securities warrants to purchase common stock, holders of such securities warrants will not have any rights of holders of such common stock, including the right to receive payments of dividends on such common stock, or to exercise any applicable right to vote.

Exercise of Securities Warrants

     Each securities warrant will entitle its holder to purchase the principal amount of debt securities or number of shares of common stock, as the case may be, at the exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered securities warrants. After the close of business on the expiration date, unexercised securities warrants will become void.

     Securities warrants may be exercised by delivering to the applicable warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the debt securities or common stock, as the case may be, purchasable upon the exercise together with information set forth on the reverse side of the securities warrant certificate. Securities warrants will be deemed to have been exercised upon receipt of payment of the exercise price in cash or by certified or official bank check, subject to the receipt within five business days of the securities warrant certificate evidencing such securities warrants. Upon receipt of the payment and the securities warrant certificate properly completed and duly executed at the corporate trust office of the applicable warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or common stock, as the case may be, purchasable upon exercise. If fewer than all of the securities warrants represented by the securities warrant certificate are exercised, a new securities warrant certificate will be issued for the remaining amount of securities warrants.

Amendments and Supplements to Warrant Agreements

     Except to the extent set forth in the applicable prospectus supplement, the warrant agreements may be amended or supplemented without the consent of the holders of the securities warrants issued thereunder to effect changes that are not inconsistent with the provisions of the securities warrants and that do not materially and adversely affect the interests of the holders of the applicable securities warrants.

Warrant Adjustments

     The applicable prospectus supplement will specify the manner, if any, in which the exercise price of, and the number or amount of securities covered by, a securities warrant are subject to adjustment.

                    DESCRIPTION OF PREFERRED TRUST SECURITIES

     Each trust may issue, from time to time, only one series of preferred trust securities having terms described in the prospectus supplement relating thereto. The trust agreement of each trust will authorize the administrative trustees of that trust, on behalf of the trust, to issue the preferred trust securities and common trust securities of the trust each representing undivided beneficial interests in the assets of the trust. You should read the prospectus supplement relating to the particular preferred trust securities of a trust for specific terms, including:

     (1)  the specific designation of the preferred trust securities;

     (2)  the number of preferred trust securities;

     (3) the annual distribution rate or method of its calculation, the date or dates on which the distributions shall be payable and the record date for any distributions;

     (4) whether distributions on the preferred trust securities shall be cumulative and, in the case of preferred trust securities having cumulative distribution rights, the date from which distributions on such preferred trust securities shall be cumulative;

     (5) the amount or amounts that shall be paid out of the assets of the trust to the holders of the preferred trust securities of the trust upon voluntary or involuntary dissolution of the trust;

     (6) the obligation, if any, of the trust to purchase or redeem the preferred trust securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which the preferred trust securities shall be purchased or redeemed, in whole or in part, pursuant to the obligation;

     (7) the voting rights, if any, of the preferred trust securities including the approval, if any, required to amend the trust;

     (8) the trust's rights to defer distributions on the preferred trust securities in conjunction with our extending the interest payment period on the related junior subordinated debt securities;

     (9)  terms for any conversion or exchange into other securities; and

     (10) any other relative rights, preferences, privileges, limitations or restrictions of the preferred trust securities not inconsistent with the applicable trust agreement of the trust or applicable law.

We will guarantee all preferred trust securities offered hereby, to the extent set forth under "Description of Preferred Trust Securities Guaranties." Material United States federal income tax considerations applicable to an offering of preferred trust securities will be described in the prospectus supplement relating thereto. The terms of the common securities issued to us will be set forth in the trust agreement and will be substantially identical to the terms of the preferred securities issued by that trust in that series, subject to the terms and exceptions set forth in the trust agreement.

              DESCRIPTION OF PREFERRED TRUST SECURITIES GUARANTIES

     Set forth below is a summary of information concerning the guaranties that will be executed and delivered by us for the benefit of the holders of preferred trust securities of the respective trusts. Each guaranty will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as guaranty trustee for each guaranty for purposes of the Trust Indenture Act. Each guaranty will be held by the guaranty trustee for the benefit of holders of the preferred trust securities to which it relates.

     Pursuant to each guaranty, we will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the related preferred trust securities:

     (1) any accrued and unpaid distributions required to be paid on the preferred trust securities of each trust but if and only if and to the extent that such trust has funds legally and immediately available therefor,

     (2) the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any preferred trust securities called for redemption by such trust, but if and only to the extent such trust has funds legally and immediately available therefor, and

     (3) upon a dissolution, of such trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust securities of such trust or the redemption of all of the preferred trust securities of such trust, the lesser of

          (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the preferred trust securities of the trust to the date of payment, to the extent the trust has funds legally and immediately available therefor, and

          (b) the amount of assets of the trust remaining legally available for distribution to holders of preferred trust securities of the trust upon liquidation of such trust.

Our obligation to make a guaranty payment may be satisfied by direct payment of the required amounts by us to the holders of the related preferred trust securities or by causing the related trust to pay such amounts to such holders.

     Each guaranty will be a guarantee of payments with respect to the related preferred trust securities from the time of issuance of the preferred trust securities, but will not apply to the payment of distributions and other payments on the preferred trust securities when the related trust does not have sufficient funds legally and immediately available to make such distributions or other payments. If we do not make interest payments on the junior subordinated debt securities held by the property trustee under a trust, the trust will not make distributions on its preferred trust securities.

Covenants

     To the extent set forth in the applicable prospectus supplement, we will agree to specified covenants so long as the applicable guaranty remains outstanding.

Subordination

     Our obligations under each guaranty will constitute an unsecured obligation of us and will rank:

          (1) subordinate and junior in right of payment to all our other liabilities, including the junior subordinated debt securities, except those obligations or liabilities made pari passu or subordinate by their terms,

          (2) pari passu with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any other preferred or preference securities, and

          (3)  senior to all our common stock.

The terms of the preferred trust securities will provide that each holder of preferred trust securities by acceptance thereof agrees to the subordination provisions and other terms of the guaranty related thereto.

     Each guaranty will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

Amendments and Assignment

     Except for any changes that do not materially and adversely affect the rights of holders of the related preferred trust securities (in which case no consent will be required), each guaranty may be amended only with the prior approval of the holders of a majority in liquidation amount of the outstanding preferred trust securities. The manner of obtaining any approval of holders of the preferred trust securities will be as set forth in an accompanying prospectus supplement. All guaranties and agreements contained in each guaranty shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related preferred trust securities then outstanding.

Termination

     Each guaranty will terminate and be of no further force and effect as to the related preferred trust securities upon full payment of the redemption price of all the preferred trust securities, upon distribution of the related junior subordinated debt securities to the holders of the preferred trust securities, or upon full payment of the amounts payable upon liquidation of the related trust. Each guaranty will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred trust securities must restore payment of any sums paid with respect to the preferred trust securities or under the guaranty.

Events of Default

     An event of default under each guaranty will occur upon our failure to perform any of our payment obligations thereunder. The holders of a majority in liquidation amount of the preferred trust securities to which any guaranty relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guaranty trustee for that guaranty or to direct the exercise of any trust or power conferred upon the guaranty trustee under the guaranty. Any holder of the related preferred trust securities may institute a legal proceeding directly against us to enforce the holder's rights under the guaranty without first instituting a legal proceeding against the guaranty trustee or any other person or entity. The holders of a majority in liquidation amount of preferred trust securities of any series may, by vote, on behalf of the holders of all the preferred trust securities of the series, waive any past event of default and its consequences.

Information Concerning the Guaranty Trustee

     The guaranty trustee for a particular offering of preferred trust securities will be named in the applicable prospectus supplement. The guaranty trustee, prior to the occurrence of any event of default for any guaranty and after the curing or waiving of all events of default for the guaranty, undertakes to perform only the duties as are specifically set forth in the guaranty and, in case an event of default has occurred, shall exercise the same degree of care as a prudent individual would exercise in the conduct of its own affairs. Subject to these provisions, the guaranty trustee is under no obligation to exercise any of the powers vested in it by any guaranty at the request of any holder of the related preferred trust securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     Wilmington Trust Company, the guaranty trustee, will also serve as property trustee and as indenture trustee.

Agreements as to Expenses and Liabilities

     Pursuant to an agreement as to expenses and liabilities to be entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom each trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of such trust, other than obligations of the trust to pay to the holders of the related preferred trust securities or other similar interests in the trust the amounts due holders pursuant to the terms of the preferred trust securities or other similar interests, as the case may be.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

General


     Each series of junior subordinated debt securities will be issued by us to the applicable trust under the subordinated debt securities indenture at the time of issuance by that trust of preferred trust securities. You should read the description of debt securities for a description of terms applicable to the junior subordinated debt securities. You should read the prospectus supplement relating to the particular preferred trust securities for additional terms relating to the junior subordinated debt securities.

     In the event junior subordinated debt securities are issued to a trust or a trustee of such trust in connection with the issuance of preferred trust securities by that trust, those junior subordinated debt securities subsequently may be distributed pro rata to the holder of the applicable preferred trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the prospectus supplement relating to such preferred trust securities.

Subordination

     The junior subordinated debt securities are unsecured, subordinated and junior in right of payment to all senior indebtedness of ours and shall rank pari passu with all other junior subordinated debt securities issued by us. With respect to the junior subordinated debt securities, senior indebtedness refers to:

     (1) any payment due in respect of our indebtedness, whether outstanding at the date of execution of the subordinated debt securities indenture or thereafter incurred, created or assumed,

          (a) in respect of money borrowed, including any financial derivative, hedging or futures contract or similar instrument, and

          (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by us that, by their terms, are senior or senior subordinated debt securities including, without limitation, all obligations under its indentures with various trustees;

     (2)  all capital lease obligations;

     (3) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of ours under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations;

     (4) all obligations for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

     (5) all obligations of the type referred to in items 1 through 4 above of other persons the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

     (6) all obligations of the type referred to in items 1 through 5 above of other persons secured by any lien on any property or asset of ours, whether or not such obligation is assumed by us,

except for

     (1) any indebtedness that is by its terms subordinated to or pari passu with the junior subordinated debt securities and

     (2)  any unsecured indebtedness between or among us and/or our affiliates.

     No payment of principal, premium or interest on the junior subordinated debt securities may be made if:

     (a) any senior indebtedness is not paid when due and any applicable grace period with respect to that default has ended with that default not being cured or waived or otherwise ceasing to exist, or

     (b) the maturity of any senior indebtedness has been accelerated because of a default.

Upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of ours, the holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on all senior indebtedness before the holders of the junior subordinated debt securities are entitled to receive or retain any payment or distribution. Subject to the prior payment of all senior indebtedness, the rights of the holders of the junior subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions applicable to this senior indebtedness until all amounts owing on the junior subordinated debt securities are paid in full.

     As of April 2, 2000, our senior indebtedness aggregated approximately $25.5 million.

Additional Covenants

     We will covenant in the supplemental junior subordinated debt securities indenture relating to each series of junior subordinated debt securities, for the benefit of the holders of each series of junior subordinated debt securities, that, except to the extent set forth in the applicable prospectus supplement:

     (1) if we shall have given notice of our election to extend an interest payment period for such series of junior subordinated debt securities and such extension shall be continuing;

     (2) if we shall be in default with respect to our payment or other obligations under the related preferred trust securities; or

     (3) if an event of default with respect to that series of junior subordinated debt securities shall have occurred and be continuing;

then

     (a) we shall not declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; and

     (b) we shall not make any payment of principal, premium or interest on or repay, repurchase or redeem any debt securities issued by us which rank pari passu with or junior to the junior subordinated debt securities.

None of the foregoing, however, shall restrict:

     (1) any of the actions described in clause (a) above resulting from any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock; or

     (2) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged; or

     (3)  any actions provided by our rights agreement; or

     (4)  any stock dividends payable by us.

     The supplemental subordinated debt securities indenture will further provide that, for so long as the preferred trust securities of any trust remain outstanding, we covenant:

     (1) to directly or indirectly maintain 100% ownership of the common securities of such trust except to the extent permitted by the applicable trust agreement; provided that any permitted successor of ours under the junior subordinated debt securities indenture may succeed to our ownership of such common securities; and

     (2)  to use our reasonable efforts to cause the trust

          (a) to remain a statutory business trust, except in connection with the distribution of junior subordinated debt securities to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of the trust, or mergers, consolidations or amalgamations permitted by the related trust agreement, and

          (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes, except in connection with a distribution of junior subordinated debt securities.

Additional Event of Default

     The supplemental subordinated debt securities indenture for each series of junior subordinated debt securities will also provide that our failure to pay to a preferred trust securities issuing trust that is a holder of junior subordinated debt securities, concurrent with each payment of interest and subject to the 30 day grace period applicable to interest payments, any additional amounts as may be required so that the net amounts received and retained by the trust, after paying taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority, other than withholding taxes, will not be less than the amounts the trust would have received had no such taxes, duties, assessments, or other governmental charges been imposed.

   RELATIONSHIP AMONG THE PREFERRED TRUST SECURITIES, THE JUNIOR SUBORDINATED
         DEBT SECURITIES AND THE PREFERRED TRUST SECURITIES GUARANTIES

     As long as payments of interest and other payments are made when due on each series of junior subordinated debt securities, the payments will be sufficient to cover distributions and payments due on the related trust securities because:

     (1) the aggregate principal amount of each series of junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the related trust securities;

     (2) the interest rate and interest and other payment dates on each series of junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the related preferred trust securities;

     (3)  we shall pay for all costs and expenses of each trust; and

     (4) each trust agreement provides that the trustees thereunder shall not cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the trust.

     Payments of distributions and other payments due on the preferred trust securities, to the extent funds therefor are legally and immediately available, will be guaranteed by us as and to the extent set forth under "Description of Preferred Trust Securities Guaranties." If we do not make interest payments on any series of junior subordinated debt securities, it is not expected that the related trust will have sufficient funds to pay distributions on its preferred trust securities. Each guaranty is a guaranty from the time of its issuance, but does not apply to any payment of distributions unless and until the related trust has sufficient funds legally and immediately available for the payment of such distributions.

     If we fail to make interest or other payments on any series of junior subordinated debt securities when due, after taking into account any extension period as described in the applicable prospectus supplement, the trust agreement provides a mechanism whereby the holders of the related preferred trust securities may appoint a substitute property trustee. Those holders may also direct the property trustee to enforce its rights under the junior subordinated debt securities of such series, including proceeding directly against us to enforce the junior subordinated debt securities. If the property trustee fails to enforce its rights under any series of junior subordinated debt securities, to the fullest extent permitted by applicable law, any holder of related preferred trust securities may institute a legal proceeding directly against us to enforce the property trustee's rights under the series of junior subordinated debt securities without first instituting any legal proceeding against the property trustee or any other person or entity. Notwithstanding the foregoing, a holder of preferred trust securities may institute a legal proceeding directly against us, without first instituting a legal proceeding against the property trustee or any other person or entity, for enforcement of payment to that holder of principal of or interest on junior subordinated debt securities of the related series having a principal amount equal to the aggregate stated liquidation amount of the preferred trust securities of such holder on or after the due dates specified in the junior subordinated debt securities of such series.

     If we fail to make payments under any guaranty, that guaranty provides a mechanism whereby the holders of the preferred trust securities to which the guaranty relates may direct the guaranty trustee to enforce its rights thereunder. In addition, any holder of preferred trust securities may institute a legal proceeding directly against us to enforce the guaranty trustee's rights under the related guaranty without first instituting a legal proceeding against the guaranty trustee or any other person or entity.

     Upon any voluntary or involuntary dissolution of any trust, unless junior subordinated debt securities of the related series are distributed in connection therewith, the holders of preferred trust securities of that trust will be entitled to receive, out of assets legally available for distribution to holders, a liquidation distribution in cash as described in the applicable prospectus supplement. Upon any voluntary or involuntary liquidation or bankruptcy of our company, the property trustee, as holder of the related series of junior subordinated debt securities, would be a subordinated creditor of ours, subordinated in right of payment to all senior indebtedness with respect to the related series of junior subordinated debt securities, but entitled to receive payment in full of principal and interest, before any stockholders of ours receive payments or distributions.

                              PLAN OF DISTRIBUTION

     We may sell the securities:

     (1)  through underwriters or dealers;


     (2)  through agents;

     (3)  directly to purchasers; or

     (4)  through a combination of any such methods of sale.

Any of these underwriters, dealers or agents may be deemed to be an underwriter within the meaning of the Securities Act. The prospectus supplement relating to any offering of securities will set forth their offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any initial public offering price, and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed.

     If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of these firms. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the accompanying prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act or to contribution by us to payments they may be required to make in respect thereof.

     Certain of the underwriters, agents or dealers and their associates that may be involved in the offer or sale of securities may perform services for us in the ordinary course of business.

                                  LEGAL MATTERS

     Certain legal matters in connection with the securities, other than the preferred trust securities, will be passed upon for us by Cahill Gordon & Reindel, New York, New York. Certain matters relating to the preferred trust securities will be passed upon for us and the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to us and the trusts.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 2, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Securities and Exchange Commission Registration Fee..................  $39,600
Cost of Printing.....................................................    5,000
Independent Accountants' Fees and Expenses...........................    5,000
Legal Services and Expenses (including Blue Sky fees and expenses)...   75,000
Miscellaneous........................................................   25,000
                                                                        ------
   Total............................................................. $149,600
                                                                      ========


     Other than the Securities and Exchange Commission Registration Fee, all amounts set forth above are estimates. Please refer to the applicable prospectus supplement for the specific expenses related to any particular offering.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware Corporations

     Gentiva Health Services, Inc. is incorporated under the laws of the State of Delaware. Sections 102 and 145 of the Delaware General Corporation Law, or Delaware code, set forth the conditions and limitations governing the indemnification of officers, directors and other persons by Delaware corporations.

     Generally, section 145 of the Delaware code provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, a Delaware corporation may similarly indemnify such person for expenses actually and reasonably incurred by him or her in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall have determined upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper. To the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

     Generally, section 102(b)(7) of the Delaware code provides that the certificate of incorporation of a Delaware corporation may contain provisions eliminating or limiting the personal liability of a director to a cor-poration or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for act or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under section 174 of Title VIII, or (iv) for any transaction from which the director derived an improper person benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date which such provisions become effective.

     Section 145 of the Delaware code provides that a Delaware corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against the same pursuant to the provisions of the Delaware code.

     Gentiva Health Services' bylaws provide for indemnification of directors and officers for liabilities and expenses incurred in defending actions brought against them in such capacities. Gentiva Health Services' bylaws provide that Gentiva Health Services shall indemnify directors and officers of Gentiva Health Services to the maximum extent now or hereafter permitted by law, and may indemnify employees and agents of Gentiva Health Services to the extent required by law and may, as authorized hereafter by the board of directors, provide further indemnification to employees and agents of Gentiva Health Services to the maximum extent now or hereafter permitted by law.

     Gentiva Health Services maintains directors' and officers' liability insurance covering all directors and officers of Gentiva Health Services against claims arising out of the performance of their duties.

Gentiva Trusts

     Each trust agreement pursuant to which each Gentiva Trust is organized will provide that no administrative trustee, or affiliate of any administrative trustee, or officer, director, shareholder, member, partner, employee, representative or agent of any administrative trustee or of any such affiliate, or employee or agent of the applicable Gentiva Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such Gentiva Trust or any employee or agent of the trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Gentiva Trust and in a manner such Indemnified Person reasonably believes to be within the scope of the authority conferred on such Indemnified Person by such trust agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such act or omission. Each trust agreement also provides that to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the applicable Gentiva Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such trust agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such act or omission.

The Registrants

     Reference is made to the Forms of Underwriting Agreements, to be filed as Exhibits 1.1 and 1.2 hereto, which contain provisions for indemnification of each of the registrants, their directors, officers and any controlling persons, by the Underwriters against certain liabilities for information furnished by the Underwriters.

     For a statement of the registrants' undertakings with respect to indemnification of directors and officers, see Item 17 below.

ITEM 16. EXHIBITS.

       Exhibit
        Number                         Description

1.1 Form of Underwriting Agreement between the Registrant and the Underwriter(s) with respect to Debt Securities, Common Stock, Preferred Stock, Despositary Shares and Securities Warrants*

1.2 Form of Underwriting Agreement between the Registrant, a Gentiva Trust and the Underwriter(s) with respect to Preferred Trust Securities*

3.1  Restated Certificate of Incorporation of Registrant(1)

3.2  Restated Bylaws of Registrant(1)

4.1  Specimen of common stock(3)

4.2 Indenture, dated October 8, 1993, between Quantum Health Resources Inc. and First Trust National Association, as Trustee(1)

4.3 Supplemental Indenture, dated June 28, 1996, between Quantum Health Resources Inc. and First Trust National Association, as Trustee(1)

4.4 Form of Certificate of Designation of Series A Junior Participating Preferred Stock(1)

4.5 Form of Certificate of Designation of Series A Cumulative Non-Voting Redeemable Preferred Stock(2)

4.6  Form of senior debt securities indenture (including form of debt security)*

4.10 Form of subordinated debt securities indenture (including form of debt security)*

4.11 Form of junior subordinated debt securities (including form of debt security)*

4.12 Form of Warrant agreement (including warrant certificate)*

4.13 Form of Deposit agreement among the Registrant, the depositary and holders from time to time of the depositary shares (including Depositary Receipt)*

4.14 Certificate of Trust of Gentiva Trust II*

4.15 Certificate of Trust of Gentiva Trust III*

4.16 Certificate of Trust of Gentiva Trust IV*

4.17 Trust Agreement of Gentiva Trust II*

4.18 Trust Agreement of Gentiva Trust III*

4.19 Trust Agreement of Gentiva Trust IV*

4.20 Form of Amended and Restated Trust Agreement of Gentiva Trust II*

4.21 Form of Amended and Restated Trust Agreement of Gentiva Trust III*

4.22 Form of Amended and Restated Trust Agreement of Gentiva Trust IV*

4.23 Form of Guarantee relating to Gentiva Trust II*

4.24 Form of Guarantee relating to Gentiva Trust III*

4.25 Form of Guarantee relating to Gentiva Trust IV*

5.1  Opinion of Cahill Gordon & Reindel*

5.2  Opinion of Richards, Layton & Finger, P.A., relating to Gentiva Trust II*

5.3  Opinion of Richards, Layton & Finger, P.A., relating to Gentiva Trust III*

5.4  Opinion of Richards, Layton & Finger, P.A., relating to Gentiva Trust IV*

10.1 Separation Agreement, dated August 17, 1999, among Olsten Corporation, Aaronco Corp. and Adecco SA(1)

10.2 Omnibus Amendment No. 1, dated October 7, 1999, by and among Olsten Corporation, Aaronco Corp., Adecco SA and Olsten Health Services Holding Corp.(1)

10.3 Form of Rights Agreement, dated March 2, 2000, between the Registrant and EquiServe Limited Partnership, as rights agent(1)

10.4 Registrant's Executive Officers Bonus Plan(1)

10.5 Registrant's Employee Stock Purchase Plan(1)

10.6 Omnibus Amendment No. 2, dated January 18, 2000, by and among Olsten Corporation, Adecco SA, Olsten Health Services Holding Corp., the Registrant and Staffing Acquisition Corporation(1)

10.8 Form of Employment Agreement with Edward A. Blechschmidt(2)

10.9 Form of Severance Agreement with Executive Officers of Registrant(2)

12   Computation of ratio of earnings to fixed charges

21.1 List of Subsidiaries of Registrant(2)

23.1 Consent of PricewaterhouseCoopers LLP

23.2 Consent of Cahill Gordon & Reindel (included in Exhibit 5.1)*

23.3 Consent of Richards, Layton & Finger, P.A., relating to Gentiva Trust II (included in Exhibit 5.2)*

23.4 Consent of Richards, Layton & Finger, P.A., relating to Gentiva Trust III (included in Exhibit 5.3)*

23.5 Consent of Richards, Layton & Finger, P.A., relating to Gentiva Trust IV (included in Exhibit 5.4)*

24 Power of Attorney (included on the signature pages of the Registration Statement)

25.1 Statement of eligibility of senior debt securities trustee on Form T-1*

25.2 Statement of eligibility of subordinated debt securities trustee on Form
     T-1*

25.3 Statement of eligibility of junior subordinated debt securities trustee on Form T-1*

25.4 Statement of eligibility of property trustee, relating to Gentiva Trust II*

25.5 Statement of eligibility of guarantee trustee, relating to Gentiva Trust
     II*

25.6 Statement of eligibility of property trustee, relating to Gentiva Trust
     III*

25.7 Statement of eligibility of guarantee trustee, relating to Gentiva Trust
     III*

25.8 Statement of eligibility of property trustee, relating to Gentiva Trust IV*

25.9 Statement of eligibility of guarantee trustee, relating to Gentiva Trust
     IV*

-----------

(1) Incorporated by reference to Amendment No. 2 to the Registration Statement on Form S-4, dated January 20, 2000 (File No. 333-88663).

(2) Incorporated by reference to Amendment No. 3 to the Registration Statement on Form S-4, dated February 4, 2000 (File No. 333-88663).

(3) Incorporated by reference to Amendment No. 4 to the Registration Statement on Form S-4, dated February 9, 2000 (File No. 333-88663).

* To be filed either by amendment or as an exhibit to one of Registrant's Exchange Act Reports and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities being offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that the undertakings set forth in clauses (i) and
          (ii) of this paragraph shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered herein which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy, as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

     (e) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Melville, State of New York on the 20th day of July, 2000.

                         GENTIVA HEALTH SERVICES, INC.


                         By: /s/ Edward A. Blechschmidt
                             -----------------------------------------
                             Edward A. Blechschmidt
                             President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   Signature                                        Title                            Date
                   ---------                                        -----                            ----

          /s/ Edward A. Blechschmidt               President, Chief Executive Officer                July 20, 2000
-----------------------------------------------       and Chairman of the Board of
            Edward A. Blechschmidt                    Directors (Principal Executive
                                                      Officer)

               /s/ John Collura                    Executive Vice President                          July 20, 2000
-----------------------------------------------       (Principal Financial and
                 John Collura                         Accounting Officer)

                      *                            Director                                          July 20, 2000
-----------------------------------------------
                Victor F. Ganzi

                      *                            Director                                          July 20, 2000
-----------------------------------------------
              Steven E. Grabowski

                      *                            Director                                          July 20, 2000
-----------------------------------------------
               Stuart R. Levine

                      *                            Director                                          July 20, 2000
-----------------------------------------------
               Dr. Gail Wilensky

                      *                            Director                                          July 20, 2000
-----------------------------------------------
                 Stuart Olsten

                      *                            Director                                          July 20, 2000
-----------------------------------------------
               Raymond S. Troubh

                      *                            Director                                          July 20, 2000
-----------------------------------------------
                Josh S. Weston


By:  /s/ Edward A. Blechschmidt
     ------------------------------------------
     Edward A. Blechschmidt
     as Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Melville, State of New York on the 20th day of July, 2000.


                                 GENTIVA TRUST II,
                                     a Delaware business trust

                                 By: Gentiva Health Services, Inc., as Depositor


                                 By:    /s/ Edward A. Blechschmidt
                                        --------------------------------------
                                        Edward A. Blechschmidt
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Melville, State of New York on the 20th day of July, 2000.


                                 GENTIVA TRUST III,
                                     a Delaware business trust

                                 By: Gentiva Health Services, Inc., as Depositor


                                 By:    /s/ Edward A. Blechschmidt
                                        --------------------------------------
                                        Edward A. Blechschmidt
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Melville, State of New York on the 20th day of July, 2000.


                                 GENTIVA TRUST IV,
                                     a Delaware business trust

                                 By: Gentiva Health Services, Inc., as Depositor


                                 By:    /s/ Edward A. Blechschmidt
                                        --------------------------------------
                                        Edward A. Blechschmidt
                                        President and Chief Executive Officer